Exhibit 21.1

List of Subsidiaries

Reven Housing Georgia, LLC (Delaware)

Reven Housing Texas, LLC (Delaware)

Reven Housing Florida, LLC (Delaware)

Reven Housing Tennessee, LLC (Delaware)